Exhibit 99.5

Meredith Corporation NYSE:MDP

Special Call

Monday, May 03, 2021 2:30 PM GMT

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Contents

Table of Contents

Call Participants	3
Presentation	4
Question and Answer	7

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Call Participants

EXECUTIVES

Jason M. Frierott

Chief Financial Officer

Mike Lovell

Investor Relations Director

Thomas H. Harty

Chairman, President & CEO

ANALYSTS

Daniel Louis Kurnos

The Benchmark Company, LLC,

Research Division

Jason Boisvert Bazinet

Citigroup Inc., Research Division

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Presentation

Operator

Good morning. My name is Lindsay, and I will be your conference operator today. At this time, I would like to welcome everyone to Transforming Meredith for Future Growth. [Operator Instructions]

Thank you. Mike Lovell, you may begin your conference.

Mike Lovell

Investor Relations Director

Hello, and good morning, everyone. I hope you’ve had the opportunity to access the press release and presentation posted to Meredith’s websites. We’ll use the presentation to structure our remarks this morning. I also want to remind you that we will be discussing forward-looking information today and of our safe harbor policy set forth on Slide 2. Also, as noted on Slide 3, we will be filing relevant materials with the Securities and Exchange Commission, including a proxy statement. We encourage you to read these materials because they will contain important information about the company and proposed transaction.

With that introduction, I’ll turn it over to Meredith Chairman and Chief Executive, Tom Harty, who will begin our prepared remarks, starting on Slide 4.

Thomas H. Harty

Chairman, President & CEO

Good morning, everyone. Thank you for making the time on such short notice this morning. I’m pleased to be joined this morning by members of our senior leadership team, including our Chief Financial Officer, Jason Frierott; our President of the National Media Group, Catherine Levene; our President of the Local Media Group, Patrick McCreery; and our Chief Communications Officer, Erica Jensen.

This is an exciting and historic day for Meredith. This morning, we announced the sale of our Local Media Group to Gray Television for $2.7 billion. The transaction was unanimously approved by both Meredith and Gray’s Board of Directors. It unlocks meaningful shareholder value and accelerates all of our top financial priorities, including materially reducing debt. This will free up capital for Meredith to invest in future high- potential digital opportunities while also providing capital returns to our shareholders.

Meredith launched its first local television station in 1948. And in the decade since has assembled a portfolio of high-quality stations that lead in their markets. Consolidation continues to rapidly change the local broadcast landscape. After careful consideration with the Board of Directors and advisers, we believe now is the right time to sell our broadcast assets, and we’re receiving a high compelling value for the business.

The scale made possible by the combination of the Local Media Group with Gray represents a strategic fit, and we are incredibly grateful to our colleagues for their years of dedicated service and industry- leading work. For Meredith going forward, this transaction empowers us to further advance our position as a multi-platform leader with trusted brands, a digital business of scale and unparalleled reach to women. This is an attractive point in the cycle to monetize the Local Media Group. A 10x multiple reflects a highly competitive process and speaks to the quality of our broadcast portfolio.

The transaction is structured to be tax efficient and makes full use of Meredith Corporation’s high tax basis, thus allowing for the full proceeds to go towards extinguishing Meredith debt and the excess to be paid to our shareholders. The transaction significantly improves Meredith’s financial strength. We expect post-transaction Meredith to be levered at approximately 2x adjusted EBITDA, enabling the financial flexibility for digital, growth investments and capital returns to our shareholders.

The excess cash from the sales proceeds, cash on hand and debt raised by new Meredith will be returned to shareholders as merger consideration. Meredith shareholders will also receive one-for-one equity share

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

in new Meredith at close. The combination of the merger consideration and 1-for-1 equity share generates meaningful shareholder value. This transaction presents a tremendous opportunity to sharpen our focus on our iconic National Media brands and the enormous potential our digital assets and consumer capabilities offer.

With that overview, let’s get into the details of the transaction itself. Turning to Slide 5. Looking more closely at the transaction structure, the National Media Group will be spun from Meredith Corporation to form a new publicly traded company. National Media Group will raise new debt and distribute cash to existing Meredith Corporation. All existing Meredith Corporation shareholders as of the transaction close will receive shares of the new company on a one-for-one basis.

The remaining Meredith Corporation, consisting of the Local Media Group, will be sold to Gray for $2.7 billion cash. Cash proceeds plus cash in hand at close plus new debt will be used to extinguish Meredith Corporation’s outstanding debt at close, pay merger consideration to shareholders and pay transaction- related expenses. Because of the transaction structure, we do not anticipate paying corporate tax. At the shareholder level, taxes will depend upon shareholder basis and tax status.

Post transaction, Meredith will continue to trade on the New York Stock Exchange under the same MDP ticker. I will continue to serve as Chairman and Chief Executive Officer, and my senior executive team will remain in place. Post transaction, Meredith will retain the same dual-class structure that exists today. The transaction will not close until all closing conditions are satisfied, including regulatory and shareholder approvals. We anticipate the transaction to close in the fourth quarter of this calendar year.

Turning to Slide 6. As we enter the next chapter of Meredith, we believe we are well positioned for competitiveness and growth. We have truly reached the crossover point from print to digital and we will run our company accordingly. Our improved balance sheet allows us to invest in growth, and we’re excited for the opportunity to return capital to shareholders once again.

Turning to Slide 7. We’ve outlined Meredith’s post-transaction strategy. Meredith boasts nearly 190 million American consumers across media platforms, including an average of 150 million unique visitors each month to our digital properties, giving us tremendous scale. We want investors to understand that this reach is a significant strategic differentiator. Our strategy is to deepen engagement by continuing to produce quality content, further develop emerging mediums and leveraging insights from our unique first-party data.

Data powers everything we do. It helps our content creators anticipate the stories in media people will engage with and harnesses emerging technologies and trend-setting ideas to develop new experiences. Powers content and commerce at every touch point with the consumer. We use data-driven insights and predictive modeling from user behavior to drive advertising and performance marketing dollars as well as product development.

In a world where third-party cookies are discontinued, our unique combination of trusted brands, proprietary first-party data and commitment to innovative drives meaningful engagement and measurable results for our advertising and marketing partners. As part of our strategy, we will accelerate investment in growing platforms such as mobile, audio and video to serve audiences wherever they choose to consume our content.

Our revenue is diversified between advertising and consumer sources. From an advertising standpoint, majority of Meredith’s revenues will come from digital sources. Our opportunity and mission ahead is to expand consumer-related revenues such as brand licensing and performance marketing, while optimizing magazine subscription and new staff.

Turning to Slide 8. The cornerstone of our business model is the knowledge and understanding of the American consumer through our leadership in category spanning celebrity and entertainment news, house and home, food, style, health, fitness and parenting-related premium content. Consumer demand for high-quality, exciting and informative content and experiences around these categories is evergreen and has accelerated dramatically during the pandemic. Meredith is on the leading edge of the trends, products, life-enhancing information and human interest stories that consumers want now more than ever, and we believe structural shifts in consumer behavior point to continued demand and growth.

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Looking further into our engagement, our aforementioned unrivaled reach to 95% of American women is a true differentiator. It is more than a description of our consumer base. It directly informs our business strategy. We are extremely proud to be so trusted by our audiences. Our consumers are engaged, loyal and often key decision makers for their households making Meredith a best-in-class partner across advertising, licensing and other commercial partnerships.

Additionally, across our consumer base, we have highly diversified consumers spanning all age groups and all major demographics. For example, we reach 90% of U.S. millennial women. The level of robust engagement is why we have advertising partnerships that span decades and deliver proven return on investment. It is also the reason that we are the #2 licenser globally. With these iconic assets and a more flexible capital structure as a result of this transaction, we will unlock more opportunities for monetization that we will highlight further at our up and coming Investor Day.

Turning to Slide 9. Meredith will continue to lead by the strong team currently we have in place. This is a seasoned team with a proven track record of driving innovation, growth and thought leadership across the industry. I’m thrilled to have this team leading Meredith to its next chapter. It’s the exact right team at the exact right time.

Now turning to Slide 10. As mentioned previously, we expect to have 2 segments, digital and magazine, after the transaction closes. As we continue through the regulatory process, we will be providing more visibility into the historic performance of the business. For now, what’s illustrated is an approximate segment split using the trailing 12 months historical financials. As you can see, revenues were approximately $2 billion, and adjusted EBITDA was approximately $300 million. While Meredith’s magazine business contributes a majority of National Media Group’s revenue today, the digital business today contributes to the majority of the National Media Group EBITDA. We expect Meredith to be conservatively levered at 2x, leaving us capacity for digital investment in growth areas and enables the ability to return capital to shareholders.

Turning to Slide 11. This is clearly a significant transaction with a lot to do between now and when we expect to close before the calendar year-end. Here, we put together an initial time line helping illustrate key steps. Of note, we expect to conduct a shareholder vote to approve the transaction this fall. The transaction also requires regulatory approval. As you know, regulatory approval timing can be challenging to predict, but we expect an efficient process, giving the limited television overlap and Gray’s track record with prior deals. With that, we’re expecting approval in the fourth calendar quarter this year. Following the transaction’s close, as mentioned previously, we expect Meredith will relaunch on the New York Stock Exchange under the same MDP ticker. Consistent with our practice, we will communicate any updates to the investor community transparently, and we welcome your feedback.

I conclude our prepared remarks on Slide 12 with a review of the transaction. This is an attractive point in the cycle to monetize the Local Media Group. All existing Meredith debt will be extinguished, which creates unique opportunities. It significantly improves Meredith’s financial strength, meaningful shareholder value is created, and this enables our strong management team the opportunity to focus on our growing iconic brands. I’m confident that we are positioned well for the long-term growth. Our future is bright and I’m excited for our employees, customers and shareholders for all that lies ahead.

With that, we’ll be happy to take your questions. Operator, can you open the line for questions?

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Question and Answer

Operator

[Operator Instructions] And our first question comes from Dan Kurnos with Benchmark.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Congratulations. It looks like a good number. Just want to be clear on this. The spin has no corporate tax ramifications, but are you actually grossing the full $2.7 billion or does the sale have tax ramifications on it?

Thomas H. Harty

Chairman, President & CEO

I’ll ask Jason to play a little bit on that.

Jason M. Frierott

Chief Financial Officer

The $2.7 billion is the proceeds, Dan. So the tax component would be — there is no tax on the spin of National Media Group. So — because of the tax basis that we have in the National Media Group today, mostly generated through the course of the Time acquisition and paying down their debt through the course of that transaction, we have a high tax basis or a strong tax basis to be able to cover the potential taxes that the transaction would have generated otherwise. So it’s not tax-free, but we just have a tax basis to be able to cover that.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Okay. No, that’s super helpful. And kudos to you, Jason, working through all of that. I’m sure that’s been a focal point for you. Just one thing I noticed, Tom, in the presentation is that you guys are keeping, it looks like PEOPLE TV and MNI. I mean, any kind of rationale for that or why Gray wouldn’t pass to be licensed on?

Thomas H. Harty

Chairman, President & CEO

Well, PEOPLE — on the PEOPLE TV front, as we’ve talked about in the past, we think there’s a tremendous opportunity there, and we wanted to keep all the PEOPLE assets going forward. So that wasn’t part of any of the transaction. On the MNI front, Gray has a similar product in the market, and they weren’t interested in the MNI. So we will keep MNI as part of the National Media Group. It originally actually started in the National Media Group, and we’ve been a customer of theirs for decades. So we know the business very well, and we will continue with that business moving forward.

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

All right. And then lastly and I’ll leave you with not to jump the gun, but clean debt profile. When do we go back to paying a dividend?

Jason M. Frierott

Chief Financial Officer

Yes. As is said in the documents as well as Tom’s prepared remarks, we’re returning to a position where we have return to shareholders. We’re kind of using that as a broad position to point out of the gate. Obviously, the Board will have to make those determinations in the — post close in terms of dividends, et cetera, but we do expect to have a return to shareholder. It could take different forms, but to not put ourselves in a box, but we do expect to be in that position post close.

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

Daniel Louis Kurnos

The Benchmark Company, LLC, Research Division

Perfect. All right. It looks like, Tom, the National is still trading at some 5x now as a stand-alone. So execution, and I guess, we’ll see what happens. Congrats anyway.

Thomas H. Harty

Chairman, President & CEO

Thanks, Dan.

Jason M. Frierott

Chief Financial Officer

Thanks, Dan.

Operator

[Operator Instructions] Our next question comes from Jason Bazinet with Citi.

Jason Boisvert Bazinet

Citigroup Inc., Research Division

I was wondering if you might just be able to go through quick sources and uses of cash, just to make sure we have all the moving parts.

Jason M. Frierott

Chief Financial Officer

Sure. So there’s — sources being the $2.7 billion in terms of the purchase price. The new debt is a source. And then obviously, our cash and bank today, we talked about the $231 million, Jason, at the end of the 3/31 period. And then all the cash that will be generated between sign and close. So those are your sources. Uses obviously are transaction costs that range to debt breakage fees or new debt issuance fees, just overall transaction costs, kind of the net of all that gets you to the $14.51 that Tom referred to per share.

Operator

And there are no further questions in queue at this time. I’ll turn the call over to Tom Harty, Meredith’s Chairman and Chief Executive Officer, for closing comments.

Thomas H. Harty

Chairman, President & CEO

Well, we appreciate everyone’s time on such short notice again, and we look forward to moving forward with the growth opportunity. We thank all of our Local Media Group employees, and we feel like this is a great combination for them as being part of Gray moving forward. So with that, we’ll get back to work. Thank you so much.

Operator

This concludes today’s conference call. You may now disconnect.

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MEREDITH CORPORATION SPECIAL CALL | MAY 03, 2021

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